UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (701) 757-1066

3301 30th Avenue S
Grand Forks, North Dakota 58201-6009
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Reference is made to our Current Report on Form 8-K filed with the Commission on June 27, 2011 in which we reported the acquisition of Midwest Energy Emissions Corp., a North Dakota corporation (“Midwest”) that closed on June 21, 2011.

On October 31, 2011, as the result of certain errors described in the following paragraph, our management recommended to the Board of Directors that we correct (i) the audited financial statements of Midwest for the years ended December 31, 2010 and December 31, 2009 and the cumulative period from inception (December 17, 2008) to December 31, 2010, and the unaudited financial statements of Midwest for the periods ended March 31, 2011 and December 31, 2010 and for the period from inception (December 17, 2008) to March 31, 2011, contained in our Current Report on Form 8-K which was filed with the Commission on June 27, 2011, and (ii) the unaudited financial statements for the periods ended June 30, 2011 and 2010 and for the period from inception (December 17, 2008) to June 30, 2011, contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed with the Commission on August 22, 2010, as amended on Form 10-Q/A filed on October 5, 2011.  The Board of Directors agreed with management’s recommendation, and it was concluded that the financial statements as of and for the aforementioned periods should no longer be relied upon.  Management has discussed this matter with Tarvaran, Askelson & Company, our independent registered public accounting firm.

The identified errors related to: (i) accounting for of the “Exclusive patent and Know-How License Agreement Including Transfer of Ownership” we entered with the Center for Air Toxic Metals division of the Energy Environmental Research Center, a non-profit entity; (ii) appropriately accounting for certain additions to property and equipment that were not yet placed in service; and (iii) reporting of certain period costs on the statement of operations.  As a result of these errors, we determined that the financial statements of Midwest included in the aforesaid Form 8-K should be restated on Form 8-K/A and the financial statements contained in our Form 10-Q for the quarter ended June 30, 2011 should be restated on Form 10-Q/A.

We anticipate that the Form 8-K/A and Form 10-Q/A with the noted restatements will be filed in the coming days.

The following is a summary of the effects of the identified error on our financial statements:

	As previously reported	Adjustments	As restated
Balance Sheet
December 31, 2009
Other current liabilities	3,216	150,000	153,216
Total liabilities	3,216	150,000	153,216
Accumulated deficit (Retained earnings)	119,250	(150,000)	(30,750)

Statement of Operations for the year ended
December 31, 2009
Cost of revenue	121,041	121,034	242,075
Gross profit	185,984	(121,034)	64,950
License maintenance fees expenses	-	50,000	50,000
Research and development expenses	24,260	(24,260)	-
General and administrative expenses	18,618	5,381	23,999
Total operating expenses	64,579	31,121	95,700
Foreign exchange expense	(2,155)	2,155	-
Net Loss	119,250	(150,000)	(30,750)

Statement of Cash Flows for the year ended
December 31, 2009
Net income (loss) from continuing operations	119,250	(150,000)	(30,750)
Increase in other current liabilities	3,216	150,000	153,216

	As previously reported	Adjustments	As restated
Balance Sheet
December 31, 2010
Other current liabilities	-	125,000	125,000
Advances payable - related party	377,389	25,000	402,389
Total liabilities	377,389	150,000	527,389
Accumulated deficit (Retained earnings)	(352,315)	(150,000)	(502,315)

Statement of Operations for the year ended
December 31, 2010
General and administrative expenses	94,174	3,020	97,194
Foreign exchange expense	(3,020)	3,020	-

Statement of Cash Flows for the year ended
December 31, 2010
Increase (decrease) in other current liabilities	(3,216)	(25,000)	(28,216)
Proceeds received from related party advances	409,904	25,000	434,904

	As previously reported	Adjustments	As restated
Balance Sheet
March 31, 2011
Property and Equipment, Net	1,007,945	24,655	1,032,600
Total assets	1,199,657	24,655	1,224,312
Accounts payable and accrued expenses	419,479	(162,500)	256,979
Advances payable - related party	526,870	24,960	551,830
Total liabilities	1,841,524	(137,540)	1,703,984
Accumulated deficit (Retained earnings)	(939,045)	162,155	(776,890)

Statement of Operations for the three months ended
March 31, 2011
License maintenance fees expenses	325,000	(287,500)	37,500
General and administrative expenses	82,726	(24,118)	58,608
Total operating expenses	567,666	(311,618)	256,048
Foreign exchange expense	(537)	537	-
Net Loss	(586,730)	312,155	(274,575)

Statement of Cash Flows for the three months ended
March 31, 2011
Net (loss) from continuing operations	(586,730)	312,155	(274,575)
Depreciation expense	24,788	(24,655)	133
Increase in accounts payable	419,479	(287,500)	131,979

	As previously reported	Adjustments	As restated
Balance Sheet
June 30, 2011
Property and Equipment, Net	985,645	51,554	1,037,199
Total assets	1,084,059	51,554	1,135,613
Accounts payable and accrued expenses	676,105	(175,000)	501,105
Advances payable - related party	1,315,132	25,000	1,340,132
Total liabilities	2,727,098	(150,000)	2,577,098
Accumulated deficit	(1,705,772)	201,554	(1,504,218)

Statement of Operations for the six months ended
June 30, 2011
License maintenance fees expenses	375,000	(300,000)	75,000
Selling, general and administrative expenses	581,622	(50,843)	530,779
Foreign exchange expense	(711)	711	-
Net Loss	(1,353,457)	351,554	(1,001,903)

Statement of Cash Flows for the six months ended
June 30, 2011
Net (loss) from continuing operations	(1,197,978)	351,554	(846,424)
Depreciation expense	52,794	(51,554)	1,240
Increase in accounts payable	678,599	(300,000)	378,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST ENERGY EMISSIONS CORP. (Registrant)

Dated: November 4, 2011	By:	/s/ Richard H. Gross
	Name:	Richard H. Gross
	Title:	Chief Financial Officer